Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Principal Accounting Officer of Cygni Systems Corporation (the “Company”), hereby certifies that, to his knowledge on the date of this certification:

1.	The annual report of the Company for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 25, 2005
		By:	/s/ Claude Pellerin

			Name:	Claude Pellerin
			Title:	President and Chief Executive Officer Treasurer and Principal Accounting Officer